UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 9, 2006

(Date of Earliest Event Reported)

On Assignment, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

(818) 878-7900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On November 9, 2006, On Assignment, Inc. (the “Company”) entered into an underwriting agreement with UBS Securities LLC, SunTrust Capital Markets, Inc., BMO Capital Markets Corp. and Ryan Beck & Co. Inc., as the representatives of the several underwriters named therein, for the sale by the Company to the public of 6,650,000 shares of its common stock, par value $0.01 per share, at a public offering price of $10.00 per share.  The offering is scheduled to close on November 15, 2006, subject to customary closing conditions. The Company has granted the underwriters an option exercisable for thirty days after the date of the underwriting agreement to purchase 997,500 additional shares of its common stock to cover over-allotments. On November 10, 2006 the underwriters exercised the over-allotment option with respect to 993,141 shares of common stock of the Company. The underwriting agreement is filed as Exhibit 1.1 hereto and is incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

Exhibit 1.1

Underwriting Agreement dated as of November 9, 2006 by and among On Assignment, Inc. and UBS Securities LLC, SunTrust Capital Markets, Inc., BMO Capital Markets Corp. and Ryan Beck & Co. Inc., as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Latham & Watkins LLP
Exhibit 23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: November 15, 2006	By:	/s/ Kristi Wolff
		Name:	Kristi Wolff
		Title:	Vice President of Finance and Controller

Exhibit Index

Exhibit 1.1

Underwriting Agreement dated as of November 9, 2006 by and among On Assignment, Inc. and UBS Securities LLC, SunTrust Capital Markets, Inc., BMO Capital Markets Corp. and Ryan Beck & Co. Inc., as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Latham & Watkins LLP

Exhibit 23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)